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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


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      Date of Report (date of earliest event reported):  March 22, 2000


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                               MHM SERVICES, INC.

             (Exact name of registrant as specified in its charter)


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
           DELAWARE                            1-12238                         52-1223048
(State or other jurisdiction of       (Commission File Number)    (I.R.S. Employer Identification No.)
        incorporation)
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                           8605 WESTWOOD CENTER DRIVE
                                   SUITE 400
                             VIENNA, VIRGINIA 22182
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 749-4600

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ITEM 5.  OTHER EVENTS

                 The Board of Directors of MHM Services, Inc. (the "Company") has approved a plan to declare a 500 to 1 stock combination of all issued and outstanding share. The record date for this combination is March 21, 2000. The
Company will purchase all fractional shares resulting from this stock combination based on a pre-stock combination fair market value of $.45 per share. This value was determined through a third party valuation that the Company secured.

                 There are approximately 2,827 shareholders that each hold less than 500 shares each, and will therefore no longer continue to hold share in the Company. Following the stock combination, the Company will have approximately 7,251 shares outstanding and approximately 297 shareholders of record.




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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             MHM SERVICES, INC.
                                             (Registrant)



Date:  March 23, 2000                By:
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                                                      Cleveland E. Slade
                                                      Chief Financial Officer





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